Exhibit 99.1

Covetrus Introduces New Roles and Leadership Within Its North America & Global Businesses

New appointments bring expertise to further advance the Company's strategic plan, synchronize the Company's global capabilities and drive operational excellence.

PORTLAND, Maine— (BUSINESS WIRE)— Covetrus® (NASDAQ: CVET), a global leader in animal-health technology and services, announced the appointments of Bekki Kidd and András Bolcskei to the roles of head of North America Operations & Global Operational Excellence and president of International, respectively. Both roles are new for the Company and in alignment with Covetrus’ strategic plan to drive synchronization and optimization of the business.

As head of North America Operations & Global Operational Excellence, Bekki Kidd’s leadership will extend across the Company’s domestic operations including distribution centers; commercial and compounding pharmacies; regulatory; continuous improvement; and company-wide, global operational excellence. Bekki joins Covetrus from Cardinal Health, where she held leadership roles in global planning, manufacturing, supply chain and operational excellence over the last ten years. Bekki has also worked for Abbott Nutrition, the Coca Cola Company, GE Superabrasives and PPG Industries.

András Bolcskei, Covetrus’ first president of International, is charged with bringing all commercial teams outside of North America together and is responsible for business within Europe, Asia-Pacific and Emerging Markets. András arrives at Covetrus with more than 25 years of experience and a deep background in animal health pharmaceuticals, including at both Merck and Pfizer, where he held leadership roles across Europe and Africa. András is also a veterinarian, who shares Covetrus’ commitment to and advocacy on behalf of the veterinarian.

Covetrus senior executives Mike Ellis and David Hinton will be retiring. This paved the way for combining all commercial responsibilities for Europe, Asia-Pacific and Emerging Markets under Bolcskei.

“Both András and Bekki bring a wealth of experience to their roles. Their appointments will further our progress driving better health and business outcomes for our customers,” said Ben Wolin, president and CEO of Covetrus. “We are grateful for the leadership provided by Mike Ellis and David Hinton, which helped Covetrus get to this stage. Both have been instrumental in our success over the years, and their legacies will carry forward with us.”

About Covetrus

Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about our plans, objectives, expectations, and intentions. Such statements are subject to numerous risks and uncertainties. Factors that could adversely affect our business and prospects are set forth in our public filings with the Securities and Exchange Commission. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

Contacts
Nicholas Jansen | Strategy and Corporate Development
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com

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